UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):     July 15, 2008

HYDROGEN ENGINE CENTER, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50542	82-0497807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2502 East Poplar Street, Algona, Iowa 50511
(Address of principal executive offices)

Registrant's telephone number, including area code: (515) 295-3178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.02(a) Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

Management has determined that we are required to make certain adjustments to our financial statements for the year ended December 31, 2007 and for the quarter ended March 31, 2008. The adjustments referred to in this Item 4.02 will not materially affect our current cash position and will not have any effect on the amount of net loss or loss per share as previously reported.

Losses related to inventory.

On July 15, 2008, and in response to comments from the Commission, management concluded that a portion of “losses related to inventory” previously reported as operating expense should instead have been recorded as a component of cost of goods sold based on guidance from EITF 96-9. This will require an amendment to our financial statements for the year ended December 31, 2007 and for the quarter ended March 31, 2008.

The facts underlying this conclusion are as follows:

Our Consolidated Statements of Operations for the year ended December 31, 2007, contain a line item “losses related to inventory” as an operating expense. Our Consolidated Statements of Operations for the quarter ended March 31, 2008, contain a line item “losses (recovery) related to inventory” as an operating expense. These entries include inventory write-downs consisting of component parts, finished goods and purchase commitments, which we have concluded should have been included as a component of cost of goods sold. The amount of such inventory write-down from inception (May 19, 2003) through December 31, 2007 was $628,861. The amount of inventory write-down from inception (May 19, 2003) through March 31, 2008 was $616,957.

Also included in these entries is an allowance for loss on engine blocks purchased from our supplier in China. We have rejected most of the engine blocks received from this supplier. Based upon the Warranty and Replacement Terms agreement with the supplier, dated March 22, 2007, and visits to the factory in China during the months of October, 2007, and April 2008, the supplier has agreed to replace the rejected products at no additional cost to us. However, unexpected vendor delays have caused us to be concerned with the reliability of this vendor and doubt whether the blocks will be replaced in a timely manner. Therefore, we established an allowance for the full value of this inventory, which allowance was $333,162 at December 31, 2007 and $331,170 at March 31, 2008.

Also included in “losses related to inventory” on the Consolidated Statements of Operations was an expense recorded for the issuance of warrants to settle a vendor dispute in the total amount of $577,500 from inception through March 31, 2008. This amount will continue to be recorded as operating expense and will be reflected as “vendor settlement” in our future filings.

As a result of the above, cost of goods sold will be increased, and gross profit will be reduced, by $533,876 for the year ended December 31, 2007. Cost of goods sold will be reduced, and gross profit will be increased, by $11,904 for the quarter ended March 31, 2008. Cost of goods sold will be increased, and gross profit will be reduced, by $950,119 for the period from inception to March 31, 2008.

Beneficial conversion feature of the Series A Preferred Stock

On July 17, 2008, and in response to comments from the Commission, management concluded that a $1,889,063 beneficial conversion feature accretion previously reported as an increase to our accumulated deficit should instead have been recorded as a reduction to paid-in capital since this was a quasi dividend and we have no retained earnings available. This will require an amendment to our financial statements for the year ended December 31, 2007 and for the quarter ended March 31, 2008.

The facts underlying this conclusion are as follows:

In 2006 we issued 930,000 shares of Series A Preferred Stock with certain anti-dilution rights. As a result of the issuance of the Series B Preferred Stock in 2007, the conversion price of the Series A Preferred Stock was reduced from $3.25 per share to $2.00 per share, resulting in a noncash, quasi dividend to holders of the Series A Preferred Stock of $1,889,063. We recorded this quasi dividend as an increase to accumulated deficit in our Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Loss and Consolidated Balance Sheet as of December 31, 2007.

After further review, management has concluded that this quasi dividend should have been recorded as additional paid-in capital. As a result of the above, additional paid-in capital will be adjusted by the amount of $(1,889,063), and “deficit accumulated during the development stage” will be adjusted by the amount of $1,889,063 as of December 31, 2007 and March 31, 2008. Total stockholders’ equity will be unchanged.

Our Chief Financial Officer and our Audit Committee discussed with our independent accountants, the matters disclosed in this current report. Accordingly, the Company's Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity (Deficit) and Comprehensive Loss and Consolidated Balance Sheets included in the Company's annual report on Form 10-KSB for the year ended December 31, 2007 and the quarterly report on Form 10-Q for the quarter ended March 31, 2008 should no longer be relied upon.

The adjustments referred to in this Item 4.02 will not materially affect our current cash position and will not have any effect on the amount of net loss or loss per share as previously reported. We expect to file our amended 10-KSB report for the year ended December 31, 2007 and our amended 10-Q for the period ended March 31, 2008 as soon as practicable.

This report contains forward-looking statements. Such forward-looking statements may include statements regarding, among other things, our future financial position. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “believe”, “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. When considering forward-looking statements, readers are urged to carefully review and consider the various disclosures, including risk factors and their cautionary statements, made by us in this document and in our other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN ENGINE CENTER, INC.
(Registrant)

By: /s/ Sandra Batt
-----------------------
Name: Sandra Batt
Title: Chief Financial Officer
Date: July 18, 2008